UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 2, 2025

EVANS BANCORP, INC.
(Exact name of the registrant as specified in its charter)

New York	001-35021	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6460 Main Street
Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

 (716) 926-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	EVBN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on September 9, 2024, Evans Bancorp, Inc. (“Evans”) and Evans Bank, National Association, Evans’s subsidiary bank (“Evans Bank”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NBT Bancorp Inc. (the “Company” or “NBT”) and NBT Bank, National Association, the Company’s subsidiary bank (“NBT Bank”).

On May 2, 2025, NBT completed its acquisition of Evans pursuant to the Merger Agreement through the following steps: (i) Evans merged with and into NBT, with NBT being the surviving entity, and (ii) Evans Bank merged with and into NBT Bank, with NBT Bank being the surviving entity (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Evans common stock (“Evans Common Stock”) was converted into the right to receive 0.91 shares of NBT common stock, with cash payable in lieu of any fractional shares (the “Merger Consideration”).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Evans with the Securities and Exchange Commission (“SEC”) on September 9, 2024, and is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, Evans no longer fulfills the listing requirements of the New York Stock Exchange (“NYSE”). Evans notified NYSE that trading in Evans Common Stock should be suspended and the listing of Evans Common Stock should be removed, in each case effective as of the Effective Time, and requested that NYSE file with the SEC a notification of removal from listing and registration of Evans Common Stock on Form 25 to effect the delisting of all shares of Evans Common Stock from NYSE and the deregistration of such Evans Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). NBT, as successor to Evans, intends to file with the SEC a certification on Form 15 requesting the termination of the registration of the Evans Common Stock under Section 12(g) of the Exchange Act and the suspension of Evans’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Evans Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a shareholder of Evans other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, and pursuant to the terms of the Merger Agreement, Evans’ directors and executive officers ceased serving as directors and executive officers of Evans.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

1

As a result of the Merger, at the effective time of the Merger, Evans ceased to exist and the Certificate of Incorporation and the Bylaws of Evans ceased to be in effect by operation of law. The Restated Certificate of Incorporation and Amended and Restated Bylaws of NBT, as in effect immediately prior to the Effective Time, remain in effect as the Restated Certificate of Incorporation and Amended and Restated Bylaws of NBT as the surviving entity of the Merger, consistent with the terms of the Merger Agreement. Copies of the Restated Certificate of Incorporation and Amended and Restated Bylaws of NBT are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The information set forth in Item 2.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated September 9, 2024, by and among NBT Bancorp, Inc., NBT Bank, National Association, Evans Bancorp, Inc. and Evans Bank, National Association (incorporated by reference to Exhibit 2.1 to Evans’s Current Report on Form 8-K, filed with the SEC on September 9, 2024).

3.1
Restated Certificate of Incorporation of NBT Bancorp Inc., as amended through July 1, 2015 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed by NBT Bancorp, Inc. on August 10, 2015).

3.2	Amended and Restated Bylaws of NBT Bancorp Inc., effective May 22, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by NBT Bancorp, Inc. on May 23, 2018).
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NBT BANCORP, INC.

As successor by merger to Evans Bancorp, Inc.

DATE: May 5, 2025	By:	/s/ Annette L. Burns
Annette L. Burns
Executive Vice President and Chief Financial Officer